Exhibit 99.02

                        AMENDMENT TO STOCK PURCHASE AGREEMENT


               The Stock Purchase Agreement dated as of the 20th day of September 1996, by and among Thomas J. Goulet, M&I Ventures Corporation, United States Filter Corporation, Illinois Water Treatment, Inc. and Kisco Water Treatment Company, is hereby amended as follows:

               For valuable consideration, receipt of which is hereby acknowledged, Section 7.2 is hereby amended by the addition of the following language in the next to last sentence:

               7.2 and/or (vii) any liability resulting from a claim by Erica Miles based upon the alleged sexual harassment incident on June 13, 1996, as and to the extent such incident results in a claim being filed against the Company prior to expiration of the time period specified in Section 7.5 and does not reasonably result from any action taken, directly or indirectly, by the Company after Closing.


               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 30th day of September, 1996.


                                        /s/ Thomas J. Goulet
                                        ----------------------------------
                                        Thomas J. Goulet

                                        M&I VENTURES CORPORATION

                                        By:  /s/ William G. Krugler
                                             -----------------------------
                                             William G. Krugler
                                        Title:  Vice President


                                        ILLINOIS WATER TREATMENT, INC.

                                        By:  /s/ Michael E. Hulme, Jr.
                                             -----------------------------
                                        Title:  Vice President


                                        UNITED STATES FILTER CORPORATION

                                        By:  /s/ Michael E. Hulme, Jr.
                                        ----------------------------------
                                        Title: Atty-in-fact for
                                               D. Georgino, Vice Pres.

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                                        KISCO WATER TREATMENT COMPANY

                                        By:  /s/ Thomas J. Goulet
                                             ------------------------------
                                             Title:  President